Exhibit 107

Calculation of Filing Fee Tables

S-8

Spruce Biosciences, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share, reserved for future issuance pursuant to inducement awards granted pursuant to the Registrant’s 2026 Inducement Plan	Other	75,000	$55.76	$4,182,000.00	0.0001381	$577.54
		Total Offering Amounts:				$4,182,000.00		$577.54
		Total Fee Offsets:						$0.00
		Net Fee Due:						$577.54

Offering Note

1 Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Spruce Biosciences, Inc. (the “Registrant”) that become issuable under the Registrant’s 2026 Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock, as applicable. The amount registered represents shares of common stock that are available for issuance pursuant to the Inducement Plan. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 75,000 shares of common stock reserved for grant under the Inducement Plan are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $55.76 per share, which is the average of the high and low selling prices per share of the Registrant’s common stock on May 12, 2026 as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources ☑ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A